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                                                                    EXHIBIT 23.3

              Consent of Independent Certified Public Accountants



American Realty Trust, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 6, 1998, relating to the consolidated financial statements and schedules of Income Opportunity Realty Investors, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                       /s/ BDO SEIDMAN, LLP

                                       BDO Seidman, LLP



Dallas, Texas
January 28, 1999